Exhibit 99.1

AIRLINE INTELLIGENCE SYSTEMS INC.
(A Development Stage Company)

Consolidated Financial Statements

As at December 31, 2009 and 2008 and for the years
ended December 31, 2009, 2008 and 2007 and
the period from December 7, 2005 (inception)
to December 31, 2009

AIRLINE INTELLIGENCE SYSTEMS INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS

INDEX

PAGE

Report of Independent Registered Public Accounting Firm	3

Consolidated Financial Statements
Consolidated Balance Sheets At December 31, 2009 and December 31, 2008	4

Consolidated Statements of Operations
For the years ended December 31, 2009, 2008 and 2007 and for the period from December 7, 2005 (inception) to December 31, 2009	5

Consolidated Statements of Shareholders’ Deficit For the period from December 7, 2005 (inception) to December 31, 2009	6

Consolidated Statements of Cash Flows
For the years ended December 31, 2009 and 2008 and 2007 and for the period from December 7, 2005 (inception) to December 31, 2009	7

Notes to the Consolidated Financial Statements	8-46

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders of Airline Intelligence Systems Inc.:

We have audited the consolidated balance sheets of Airline Intelligence Systems Inc. and its subsidiaries (collectively referred to as the “Company”) as of December 31, 2009 and 2008, the related consolidated statements of operations, shareholders’ deficit and cash flows for each of the three years in the period ended December 31, 2009 and the period from December 7, 2005 (inception) to December 31, 2009.  These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Airline Intelligence Systems Inc. and its subsidiaries as of December 31, 2009 and 2008 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2009 and the period from December 7, 2005 (inception) to December 31, 2009, in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s recurring losses, shareholders’ deficit, and inability to fully commercialize its technologies to permit adequate capital resources to fund planned operations raise substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also discussed in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/  Meyers Norris Penny LLP

Meyers Norris Penny LLP
Toronto, Ontario
February 8, 2010, except for note 16 as to which the date is March 19, 2010

AIRLINE INTELLIGENCE SYSTEMS INC.
(A Development Stage Company)
Consolidated Balance Sheets
As at December 31, 2009 and 2008

	2009	2008
Assets
Current
Cash
Cash and due from bank	$32,977	$329,036
Interest bearing deposits in banks	-	228,535
Restricted cash	619,104	728,227
	652,081	1,285,798
Loan receivable from employees	19,029	22,305
Subscription receivable	15,825	-
Prepaid expenses and other current assets	71,457	116,659
Total Current Assets	758,392	1,424,762

Property and equipment, net	482,995	816,183
Intellectual Property	10	10

Total Assets	$1,241,397	$2,240,955

Liabilities and Shareholders' Deficit

Current
Accounts payable and accrued liabilities	$4,161,063	$1,877,646
Notes payable to Shareholders, net of unamortized discount of $15,578	3,923,262	1,312,279
(2008-$1,269,811)
Current portion of equipment loan	5,740	5,740
Total Current Liabilities	8,090,065	3,195,665

Loan payable for equipment, net of current portion	1,842	9,092
Deferred revenue	1,000,000	1,000,000
Deferred lease obligation	100,740	108,523
Loans payable to controlling shareholder for Intellectual Property	990,727	1,735,161

Total Liabilities	10,183,374	6,048,441

Shareholders' Deficit

Preferred Shares (Authorized 2009 and 2008: 5,000,000 with 2,400,000

designated as Series A, Issued 2009 and 2008: 2,329,905 Series A)	2,330	2,330

Common shares - (Authorized: 2009 and 2008: 500,000,000

Issued 2009: 88,720,262 and 2008: 46,629,169 )	88,720	46,629

Liquidation Preference (note 12)	-	-

Additional paid-in capital	52,307,826	39,833,183

Deficit accumulated during the development stage	(61,340,853)	(43,689,628)

Total Shareholders' Deficit	(8,941,977)	(3,807,486)
Total Liabilities and Shareholders' Deficit	$1,241,397	$2,240,955

Approved on behalf of the Board of Directors of the Company on February 8, 2010 by:

Mr. Stephen Johnston
Director

AIRLINE INTELLIGENCE SYSTEMS INC.
 (A Development Stage Company)
Consolidated Statements of Operations
For the years ended December 31, 2009, 2008 and 2007
and for the period from December 7, 2005 (inception) to December 31, 2009

	2009	2008	2007	For the period from December 7, 2005 (inception) to December 31, 2009

Operating expenses

Salaries and benefits	$(4,654,468)	$(5,543,327)	$(3,347,098)	$(14,774,756)
Outside Services	(2,788,840)	(3,418,071)	(2,062,513)	(9,023,485)
Travel, meals and entertainment	(238,539)	(1,356,140)	(603,002)	(2,492,567)
Office and general expense	(1,068,589)	(1,707,026)	(870,190)	(3,969,619)
	(8,750,436)	(12,024,564)	(6,882,803)	(30,260,427)

Other expenses
Depreciation and amortization	(351,722)	(322,195)	(177,480)	(918,756)
Stock Based Compensation	(5,799,309)	(3,742,156)	(17,245,216)	(27,020,746)
	(6,151,031)	(4,064,351)	(17,422,696)	(27,939,502)

Loss from operations	(14,901,467)	(16,088,915)	(24,305,499)	(58,199,929)

Other income (expenses)
Interest (expense)	(2,680,016)	(453,576)	(152,671)	(3,337,344)
Interest income	4,836	74,882	34,892	114,610
Other income (expense)	(74,579)	123,951	40,952	81,809
	(2,749,758)	(254,743)	(76,826)	(3,140,925)

Net loss for the period	(17,651,225)	(16,343,658)	(24,382,325)	(61,340,853)

Deficit, beginning of the period	(43,689,628)	(27,345,970)	(2,963,645)	-

Deficit, end of the period	$(61,340,853)	$(43,689,628)	$(27,345,970)	$(61,340,853)

AIRLINE INTELLIGENCE SYSTEMS INC.
 (A Development Stage Company)
Consolidated Statements of Shareholders’ Deficit
For the period from December 7, 2005(inception) to December 31, 2009

	Common stock - number of shares #	Common stock - amount $	Additional Paid in Capital $	Deficit accumulated during the development stage $	Total $	Comprehensive income (loss)
Shares issued in consideration
of Intellectual Property ("IP")	20,000,000	20,000	(19,990)		10
Shares issued for cash during
the year, net of issuance costs	1,370,720	1,371	341,309		342,680
of NIL
Net loss				(64,350)	(64,350)	(64,350)
Balance at December 31, 2005	21,370,720	21,371	321,319	(64,350)	278,340	(64,350)
Shares issued in consideration of IP	8,000,000	8,000	(8,000)		-
Special distribution in consideration of IP			(4,000,000)		(4,000,000)
Shares issued for cash during
the year	6,806,800	6,807	3,490,593		3,497,400
Shares issued upon exercise of options	170,000	170	42,330		42,500
Stock based compensation			234,065		234,065
Net loss				(2,899,295)	(2,899,295)	(2,899,295)
Balance at December 31, 2006	36,347,520	36,348	80,307	(2,963,645)	(2,846,990)	(2,899,295)
Shares issued for cash during
the year	6,540,900	6,540	8,768,360		8,774,900
Stock based compensation			17,245,216		17,245,216
Net loss				(24,382,325)	(24,382,325)	(24,382,325)
Balance at December 31, 2007	42,888,420	42,888	26,093,883	(27,345,970)	(1,209,199)	(24,382,325)
Shares issued in consideration of IP	2,000,000	2,000	(2,000)		-
Shares issued for cash during
the year	1,689,729	1,690	8,446,956		8,448,646
Issuance of preferred shares					2,330
Dividend on common shares			(2,330)		(2,330)
Common share warrants issued in connection
with debt			1,534,260		1,534,260
Shares issued in connection with exercise of
warrants	31,020	31	279		310
Shares issued upon exercise of options	20,000	20	19,980		20,000
Stock based compensation			3,742,156		3,742,156
Net loss				(16,343,658)	(16,343,658)	(16,343,658)
Balance at December 31, 2008	46,629,169	46,629	39,833,183	(43,689,628)	(3,807,486)	(16,343,658)
Shares issued $0.75 per share for cash during
the year	576,666	577	431,924		432,500
Shares issued $0.10 per share for cash during
the year	15,328,760	15,329	1,517,547		1,532,876
Shares issued $0.25 per share for cash during
the year	4,148,065	4,148	1,032,868		1,037,016
Consideration received for cancellation of IP			800,000		800,000
Cancellation of shares issued for IP	(2,000,000)	(2,000)	2,000		-
Conversion of warrants for anti dilution	6,744,687	6,745	(6,745)		-
Share issued on conversion of debt	2,312,437	2,312	1,732,016		1,734,328
Common share warrants issued in connection
with debt			1,179,347		1,179,347
Stock based compensation	9,500,000	9,500	5,789,809		5,799,309
Shares issued in connection with exercise of					-
warrants	5,480,478	5,480	(4,123)		1,357
Net loss				(17,651,225)	(17,651,225)	(17,651,225)
Balance at December 31, 2009	88,720,262	88,720	52,307,826	(61,340,853)	(8,941,977)	(17,651,225)

AIRLINE INTELLIGENCE SYSTEMS INC.
(A Development Stage Company)
Consolidated Statements of Cash Flows
For the years ended December 31, 2009, 2008 and 2007
and for the period from December 7, 2005 (inception) to December 31, 2009

	2009	2008	2007	For the period from December 7, 2005 (inception) to December 31, 2009
Operating activities
Net Loss	$(17,651,225)	$(16,343,658)	$(24,382,325)	$(61,340,853)
Adjustments to reconcile net loss to net cash used in
operating activities:
Depreciation and amortization	351,722	322,195	177,480	918,756
Accretion of discount on notes	2,196,108	264,449	-	2,460,557
Options issued for services rendered	5,799,309	3,742,156	17,245,215	27,020,745
Prepaid expenses and other current assets	45,202	31,389	(78,033)	(71,457)
Receivable from controlling shareholder	-	-	-	(32,454)
Loan receivable from employees	3,276	(22,305)	(426,646)	(445,675)
Accounts payable and accrued liabilities	2,796,201	229,743	1,443,066	4,629,496
Deferred revenue	-	-	1,000,000	1,000,000
Deferred lease obligation	(7,783)	7,383	101,140	100,740
Interest expense on note payable to controlling shareholder	55,566	141,188	191,944	388,698
Subscription receivable	(15,825)	-	-	(15,825)
Other		310	(14,568)	5,520
Net cash (used in) operating activities	(6,427,449)	(11,627,150)	(4,742,727)	(25,381,752)

Investing activities
Increase (decrease) in bank deposits and restricted cash	337,658	(234,668)	(722,094)	(619,104)
Purchase of property and equipment	(18,534)	(630,975)	(339,211)	(1,268,092)
Net cash provided by (used in) investing activities	319,124	(865,643)	(1,061,305)	(1,887,206)

Financing activities
Proceed from issuance of common shares	2,490,966	8,468,645	8,774,900	23,617,102
Proceed (repayment) on notes payable to shareholders	3,328,550	2,582,090	(2,000,000)	3,910,640
Proceed (repayment) on notes payable to controlling shareholders		(130,138)		(130,138)
Proceeds from loan to related party	-	-	-	44,444
Proceeds (repayments of) from loan	(7,250)	(5,740)	26,314	13,324
Payment on obligation under capital lease	-	(160,271)	(19,778)	(153,437)
Net cash provided by financing activities	5,812,266	10,754,586	6,781,436	27,301,935

Increase (decrease) in cash	(296,059)	(1,738,207)	977,404	32,977

Cash, beginning of period	329,036	2,067,243	1,089,838	-

Cash, end of period	$32,977	$329,036	$2,067,243	$32,977

Supplemental cash flow information
Interest received	4,790	74,882	34,982	114,654

Note: Significant non-cash transactions are disclosed in notes 7,8 and 12 to the consolidated financial statements.

AIRLINE INTELLIGENCE SYSTEMS INC.
(A Development Stage Company)
Notes to Consolidated Financial Statements
For the years ended December 31, 2009, 2008 and 2007

1.    Organization

Airline Intelligence Systems Inc. (“AISystems” or the “Company”) was incorporated on December 7, 2005 under Delaware General Corporation Law. Since its inception, AISystems efforts have been devoted to the development of the unique proprietary operating system jetEngine™ O/S, which is expected to be a new paradigm for strategic airline management that enables the integration and control of an airline’s schedule planning, revenue management,  and irregular operations functions, amongst other things. The Company has two wholly owned Canadian subsidiaries Airline Intelligence Systems Corp. and AIS Services Canada Inc. The subsidiaries provide management services and corporate services to the parent company.

The Company completed a 2 for 1 stock split on June 11, 2007. All amounts shown and incorporated in these consolidated financial statements are shown on a post-split basis as if the stock split had occurred on the earliest reported date.

2.       Going concern

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) which contemplate continuation of the Company as a going concern. The Company has yet to fully commercialize its technologies and consequently has incurred significant losses since its inception. At December 31, 2009, the Company’s deficit accumulated during the development stage was approximately $61.7 million, and the Company had utilized cash in operating activities of $25.4 million. The Company has funded theses losses and cash flows through the sale of equity securities, the issuance of debt and from credit granted by vendors. The Company is also in arrears to certain creditors and in default under certain agreements which may have a material adverse effect on operations.

These factors raise substantial doubt about the ability of the Company to continue as a going concern . There can be no assurance that the Company will have adequate capital resources to fund planned operations or that any additional funds will be available to the Company when needed, or if available, will be available on favorable terms in the amounts required by the Company. If the Company is unable to obtain adequate capital resources to fund operations, it may be required to delay, scale back or eliminate some or all of its operations, which may have a material adverse effect on the Company’s.

AIRLINE INTELLIGENCE SYSTEMS INC.
(A Development Stage Company)
Notes to Consolidated Financial Statements
For the years ended December 31, 2009, 2008 and 2007

2.     Going Concern (continued)

business, results of operations and ability to continue as a going concern. These consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties. In this regard, management is planning to raise necessary additional funds through loans and additional sales of its common stock. There is no assurance that the Company will be successful in raising additional capital.

3.   Summary of Significant Accounting Policies

Development stage company

The Company complies with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915 (SFAS 7) for its characterization of the Company as a development stage company.  Furthermore, the Company complies with FASB ASC 720-15-25 (SOP-98-5), “Reporting on the Costs of Start-Up Activities,” under which start-up costs and organizational costs are expensed as incurred.

Basis of consolidation

The consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America, and include the accounts of the Company and its wholly owned subsidiaries.  All inter-company accounts and transactions have been eliminated on consolidation.

Use of estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of expenses during the reported periods.  Actual results could differ from these estimates.

AIRLINE INTELLIGENCE SYSTEMS INC.
(A Development Stage Company)
Notes to Consolidated Financial Statements
For the years ended December 31, 2009, 2008 and 2007

3.   Summary of Significant Accounting Policies (Continued)

Revenue recognition

The Company charges customers a signing, deployment and exclusivity fee, as well as a recurring monthly fee based on passengers carried for its jetEngine™ O/S platform.

The Company follows the provisions of FASB ASC 985-605 (SOP 97-2), “Software Revenue Recognition” and Staff Accounting Bulletin (SAB) 104, “Revenue Recognition in Financial Statements.” Revenue is recognized from the sale of product and software licenses when delivery has occurred based on purchase orders, contracts or other documentary evidence, provided that collection of the resulting receivable is deemed probable by management. A provision is made for estimated sales returns and other insignificant vendor obligations.

Fees earned at contract signing and in conjunction with product deployment are deferred and recognized as income once the customer acceptance of applicable jetEngine™ modules is obtained. Exclusivity fees pursuant to customer contracts are recognized on a straight line basis from the time customer acceptance of applicable jetEngine™ modules is obtained to the maturity of the exclusivity period. Recurring monthly passenger fee is recorded on an accrual basis commencing once the customer has accepted a jetEngine™ module.

Deferred revenue represents unearned income associated with fees due related to contract signing, deployment and exclusivity as applicable.

Interest income is recognized when earned.

Cash and cash equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.  No collateral or security is provided on these cash and cash equivalents, in excess of the amounts insured by the Federal Deposit Insurance Corporation.

Interest bearing deposits in banks

Interest bearing deposits in banks are recorded at cost.

AIRLINE INTELLIGENCE SYSTEMS INC.
(A Development Stage Company)
Notes to Consolidated Financial Statements
For the years ended December 31, 2009, 2008 and 2007

3.   Summary of Significant Accounting Policies (Continued)

Restricted cash

The Company sets funds aside in a separate bank account related to the contractual obligations. Such amounts are termed Restricted Cash (Note 4).

Property and equipment

Property and equipment is stated at cost and is depreciated using the declining balance method over the estimated useful lives of the assets which range from three to five years.  Maintenance and repairs are charged to expense as incurred.

Intellectual property

Under FASB ASC 350 (SFAS 142), “Goodwill and Other Intangible Assets”, goodwill and intangible assets with indefinite useful lives are not amortized. These standards require that these assets be reviewed for impairment at least annually, or whenever there is an indication of impairment. Intangible assets with finite lives are amortized over their estimated useful lives and reviewed for impairment in accordance with FASB ASC 350-30-35 (SFAS 144), “Accounting for the Impairment or Disposal of Long-Lived Assets”.

The Company’s intellectual property consists of the exclusive worldwide and perpetual license to exploit certain intellectual property (“Dynamic Intellectual Property”), solely in the airline field, acquired from Dynamic Intelligence Inc., the controlling shareholder.  The intellectual property has been recorded at cost. The useful life of the intellectual property is estimated to be five years. Amortization of the intellectual property will be recognized over that useful life commencing in the year the Company begins commercialization.

AIRLINE INTELLIGENCE SYSTEMS INC.
(A Development Stage Company)
Notes to Consolidated Financial Statements
For the years ended December 31, 2009, 2008 and 2007

3. Summary of Significant Accounting Policies (Continued)

Impairment of long-lived assets

Management reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured as the amount by which the carrying amount of the assets exceeds the fair value of the assets. Based on its review, management does not believe that any impairment of long-lived assets exists at December 31, 2009 or December 31, 2008.

Income taxes

The Company accounts for income taxes under the provisions of FASB ASC 740 (SFAS 109), “Accounting for Income Taxes”. Under the asset and liability method of FASB ASC 740 (SFAS 109), deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date. A valuation allowance is required to the extent any deferred tax assets may not be realizable.

Stock-based compensation

The Company accounts for stock-based compensation in accordance with FASB ASC 718 (SFAS 123R), “Share-Based Payment”, that addresses the accounting for stock-based payment transactions in which an enterprise receives employee services in exchange for equity instruments of the enterprise.

AIRLINE INTELLIGENCE SYSTEMS INC.
(A Development Stage Company)
Notes to Consolidated Financial Statements
For the years ended December 31, 2009, 2008 and 2007

3.    Summary of Significant Accounting Policies (Continued)

Stock-based compensation expense recognized during the period is based on the fair value of the portion of stock-based payment award that is ultimately expected to vest. Stock-based compensation expense recognized in the consolidated statements of operations includes compensation expense for the stock-based payment awards based on the grant date fair value estimated in accordance with FASB ASC 718 (SFAS 123R), as stock-based compensation expense recognized in the consolidated statements of operations is based on awards ultimately expected to vest, it has been reduced for estimated forfeitures. These standards require forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. When estimating forfeitures, the Company considers historic voluntary termination behaviors as well as trends of actual option forfeitures.

The fair value of options at the date of the grant is accrued and charged to operations, with an offsetting credit to additional paid in capital, on a straight line basis over the vesting period.  If the stock options are ultimately exercised, the applicable amounts of additional paid in capital are transferred to share capital.  The fair value of options is calculated using the Black-Scholes option pricing model.

Foreign currency translation

Transactions denominated in other currencies are recorded in the applicable functional currencies at the rates of exchange prevailing when the transactions occur. Monetary assets and liabilities denominated in other currencies are translated into the applicable functional currencies at rates of exchange in effect at the balance sheet dates. Non-monetary assets and liabilities are re-measured into the applicable functional currencies at historical exchange rates. Exchange gains and losses are recorded in the consolidated statements of operations.

The Company has chosen the US dollar as its reporting currency. Assets and liabilities are translated at the exchange rates at the balance sheet date, equity accounts are translated at historical exchange rates and revenues, expenses, gains and losses are translated using the average rate for the year.

AIRLINE INTELLIGENCE SYSTEMS INC.
(A Development Stage Company)
Notes to Consolidated Financial Statements
For the years ended December 31, 2009, 2008 and 2007

3.   Summary of Significant Accounting Policies (Continued)

Recently issued and adopted accounting pronouncements

In June 2009, the Financial Accounting Standards Board ("FASB") approved the FASB Accounting Standards Codification ("the Codification" or "FASB ASC") as the single source of authoritative nongovernmental generally accepted accounting principles ("GAAP"). All existing accounting standard documents, such as FASB, American Institute of Certified Public Accountants, Emerging Issues Task Force and other related literature, excluding guidance from the Securities and Exchange Commission ("SEC"), have been superseded by the Codification. All other non-grandfathered, non-SEC accounting literature not included in the Codification has become non-authoritative. The Codification did not change GAAP, but instead introduced a new structure that combines all authoritative standards into a comprehensive, topically organized online database. The Codification is effective for interim or annual periods ending after September 15, 2009, and impacts the Company's financial statements, as all references to authoritative accounting literature are now referenced in accordance with the Codification.

In June 2008, the FASB issued FASB ASC 815 (EITF 07-5) “Determining Whether an Instrument (or Embedded Feature) is indexed to an Entity's Own Stock”. FASB ASC 815-15 specifies that a contract (that would otherwise meet the definition of a derivative) issued or held by the reporting entity that is both indexed to its own stock and classified in stockholders' equity in its statement of financial position should not be considered a derivative financial instrument. The standard provides guidance for determining whether an equity-linked financial instrument (or an embedded feature) is indexed to an entity's own stock, using a two-step approach. First, the instrument's contingent exercise provisions, if any, must be evaluated, followed by an evaluation of the instrument's settlement provisions. It also clarifies on the impact of foreign currency denominated strike prices and market-based employee stock option valuation instruments on the evaluation. The Company adopted this standard on January 1, 2009.  This standard did not have a material impact on the Company’s consolidated financial statements.

AIRLINE INTELLIGENCE SYSTEMS INC.
(A Development Stage Company)
Notes to Consolidated Financial Statements
For the years ended December 31, 2009, 2008 and 2007

3. Summary of Significant Accounting Policies (Continued)

Recently issued and adopted accounting pronouncements (Continued)

In March 2008, the FASB issued FASB ASC 815 (SFAS 161), “Disclosures about Derivative Instruments and Hedging Activities — an amendment of FASB Statement No. 133”. FASB ASC 815 (SFAS 161) changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. The Company adopted this standard on January 1, 2009.  This standard did not have a material impact on the Company’s consolidated financial statements.

In February 2008, the FASB issued FASB ASC 860-10-40 (FSP FAS 140-3), “Accounting for Transfers of Financial Assets and Repurchase Financing Transactions”, which was effective for the Company on January 1, 2009 The FSP requires that an initial transfer of a financial asset and a repurchase financing that was entered into contemporaneously with, or in contemplation of, the initial transfer be evaluated together as a linked transaction under SFAS 140, unless certain criteria are met. The adoption of this standard had no impact on the Company’s financial statements.

In December 2007, the FASB issued FASB ASC 805 (SFAS 141) (revised 2007) (“SFAS 141R”) “Business Combinations” and FASB ASC 810 (SFAS 160), “Non-Controlling Interests in Consolidated Financial Statements, an amendment of Accounting Research Bulletin No. 51.”  FASB ASC 805 changes how business acquisitions are accounted for and will impact financial statements both on the acquisition date and in subsequent periods. FASB ASC 810 changes the accounting and reporting for minority interests, which will be re-characterized as non-controlling interests and classified as a component of equity. These standards were effective for the Company beginning January 1, 2009. The adoption of FASB ASC 805 will change the Company’s accounting treatment for any future business combinations on a prospective basis.

AIRLINE INTELLIGENCE SYSTEMS INC.
(A Development Stage Company)
Notes to Consolidated Financial Statements
For the years ended December 31, 2009, 2008 and 2007

3.   Summary of Significant Accounting Policies (Continued)

Recent accounting pronouncements

In October 2009, the Financial Accounting Standards Board (“FASB”) issued new revenue recognition standards which eliminate the requirement to establish the fair value of undelivered products and services and instead provides for separate revenue recognition based upon management’s estimate of the selling price for an undelivered item when there is no other means to determine the fair value of that undelivered item. These standards are effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. The Company is currently evaluating the impact, if any, that the adoption of this amendment may have on its consolidated financial statements.

In June 2009, the FASB also issued FASB ASC 805 (SFAS 167), Amendments to FASB Interpretation 46(R), which is effective for the Company on January 1, 2010. It amends FIN 46(R) to require an enterprise to perform an analysis to determine whether the enterprise’s VIEs give it a controlling financial interest in a VIE. This analysis identifies the primary beneficiary of a VIE as the enterprise that has both of the following characteristics: (a) The power to direct the activities of a variable interest entity that most significantly impact the entity’s economic performance and (b) The obligation to absorb losses of the entity that could potentially be significant to the variable interest entity or the right to receive benefits from the entity that could potentially be significant to the variable interest entity. Additionally, an enterprise is required to assess whether it has an implicit financial responsibility to ensure that a VIE operates as designed when determining whether it has the power to direct the activities of the VIE that most significantly impact the entity’s economic performance. In contrast to FIN 46(R), FASB ASC 805 (SFAS 167) requires ongoing reassessments of whether an enterprise is the primary beneficiary of a VIE. It also amends the events that trigger a reassessment of whether an entity is a VIE and requires enhanced disclosures with more transparent information about an enterprise’s involvement in a VIE. The Company does not expect the adoption of this standard will have an impact on its financial statements.

AIRLINE INTELLIGENCE SYSTEMS INC.
(A Development Stage Company)
Notes to Consolidated Financial Statements
For the years ended December 31, 2009, 2008 and 2007

3. Summary of Significant Accounting Policies (Continued)

Recent accounting pronouncements (Continued)

In June 2009, the FASB also issued FASB ASC 860 (SFAS 166), Accounting for Transfers of Financial Assets an amendment of FASB Statement No. 140, which is effective for the Company on January 1, 2010. On and after the effective date, the concept of a qualifying special purpose entity (QSPE) is no longer relevant for accounting purposes. Therefore, former QSPEs (as defined under previous accounting standards) would be evaluated for consolidation on and after the effective date in accordance with the applicable consolidation guidance. Furthermore, the disclosure provisions of FASB ASC 805 (SFAS 166) will be applied to transfers that occurred both before and after the effective date. The Company does not expect the adoption of this standard will have an impact on its financial statements.

On April 9, 2009, the FASB issued three FASB Staff Positions (FSPs) in order to provide additional application guidance and to enhance disclosures regarding fair value measurements and other-than-temporary impairment of securities, as follows:

FASB ASC 820-10-65 (FSP FAS 157-4), “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly”, provides additional factors to consider when measuring the fair value of an asset or liability when there has been a significant decrease in the level of market activity for the instrument and quoted prices are associated with transactions that are not considered to be orderly. It also expands the disclosure requirements for the fair value of financial instruments.

AIRLINE INTELLIGENCE SYSTEMS INC.
(A Development Stage Company)
Notes to Consolidated Financial Statements
For the years ended December 31, 2009, 2008 and 2007

3. Summary of Significant Accounting Policies (Continued)

Recent accounting pronouncements (Continued)

FASB ASC 320-10-65-1 (FSP FAS 115-2 and FAS 124-2), “Recognition and Presentation of Other-than-Temporary Impairments” (OTTI), amends the impairment assessment guidance and recognition principles of OTTI for debt securities and enhances the presentation and disclosure requirements for debt and equity securities. The FSP requires an entity to recognize an OTTI when the entity intends to sell the security, it is more likely than not that it will be required to sell the security before recovery, or when the entire amortized cost basis of the security will not be recovered. When an entity intends to sell the security, or more likely than not will be required to sell the security, before recovery of its amortized cost basis less any current-period credit loss, the OTTI is recognized in earnings equal to the difference between fair value and amortized cost at the balance sheet date. In all other situations, the impairment is separated into an amount representing credit loss and amount relating to all other factors. The impairment related to credit loss is recognized in earnings and impairment related to other factors is recognized in other comprehensive income.

FASB ASC 825-10-65-1 (FSP FAS 107-1 and APB 28-1), “Interim Disclosures about Fair Value of Financial Instruments”, increases the frequency of fair value disclosures from an annual to a quarterly basis.

The Company does not expect the adoption of these FSP’s will have an impact on its financial statements.

In April 2008, the FASB issued FASB 350-30 (FSP142-3), “Determination of the Useful Life of Intangible Assets”. FASB 350-30 (FSP 142-3) amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under FASB ASC 350 (SFAS 142), “Goodwill and Other Intangible Assets”. The objective of FASB 350-30 is to improve the consistency between the useful life of a recognized intangible asset under (SFAS 142) and the period of expected cash flows used to measure the fair value of the asset under SFAS 141R, “Business Combinations”, and other U.S. generally accepted accounting principles. These standards will be effective beginning in fiscal year 2010. The Company is currently evaluating the impact that this FSP will have on its financial statements and disclosures.

AIRLINE INTELLIGENCE SYSTEMS INC.
(A Development Stage Company)
Notes to Consolidated Financial Statements
For the years ended December 31, 2009, 2008 and 2007

4.      Restricted cash

Restricted cash represents amounts held by a bank as a collateral security for a letter of credit issued in favor of the lessor of its Kirkland facility and an escrow required pursuant to a loan guarantee agreement.

Additionally, pursuant to a customer contract, the Company is required to hold in escrow ten percent of all payments received from the customer as restricted cash while the contract exists to satisfy its indemnification obligations to the customer pursuant to the contract. For the period from December 7, 2005 (inception) to December 31, 2009 the Company has received $1,000,000 from this customer. The Company is not in compliance with this term of the customer contract. Under a default, the customer may terminate this contract with the Company at any time by providing written notice to the Company.

5.     Loans receivable from employees

In 2007, the Company advanced to certain employees CDN$400,000 in exchange for a five-year unsecured promissory note bearing interest at prime plus 2.0%. In 2008, these loans and accrued interest thereon which totaled $422,000 was assigned to the controlling shareholder in exchange for a reduction in notes payable to the controlling shareholder.

In 2008, $22,305 was loaned to an employee. This loan was non-interest bearing and was repaid in full in 2009.

In 2009, the Company loaned an employee of the Company CDN$20,000 with no fixed terms of repayment. The loan is non-interest bearing, unsecured and due on demand.

6.     Property and equipment

	2009	2008
Computer equipment	$905,117	$896,798
Office equipment	265,379	263,896
Vehicle	28,706	28,706
Computer software	113,141	104,409
	1,312,343	1,293,809
Less: accumulated depreciation	(829,348)	(477,626)
	482,995	$816,183

Depreciation expense was $351,722, $322,195 and $177,480 for the years ended December 31, 2009, 2008 and 2007, respectively.

AIRLINE INTELLIGENCE SYSTEMS INC.
(A Development Stage Company)
Notes to Consolidated Financial Statements
For the years ended December 31, 2009, 2008 and 2007

7.     Intellectual Property

On December 9, 2005, AISystems entered into an Intellectual Property Agreement with Dynamic Intelligence Inc. (“Dynamic”), the controlling shareholder, to license certain intellectual property from Dynamic and in full satisfaction of the consideration, the Company issued 20,000,000 common shares at a nominal agreed value of $10.

On October 11, 2006, the parties amended the Intellectual Property Agreement to provide AISystems the right to license additional intellectual property from Dynamic (collectively, the “Intellectual Property Agreement”). AISystems’ license consists of the exclusive, fully paid, worldwide and perpetual license to exploit the Dynamic Intellectual Property solely in the airline field, including the right to exploit any product or service in the airline field. Pursuant to the amended Intellectual Property Agreement, the fair value consideration of $8,000,000 was settled with the issuance of a note payable for $4,000,000 and issuing 8,000,000 common shares.

SEC Staff Accounting Bulletin Topic 5G requires that non-monetary assets transferred by shareholders to be recognized at historical cost as recorded in the books of the transferor, Dynamic, in accordance with GAAP. Management of the Company has determined that historical cost of the non-monetary assets transferred in accordance with GAAP would be nil. Accordingly, the fair value of the monetary consideration in excess of cost has been recorded as a special distribution in the consolidated statement of shareholders’ deficit.

In May 2008, the parties amended the Intellectual Property Agreement to provide AISystems the exclusive, worldwide and perpetual right to develop and market the proprietary Integrated E-Commerce Travel Engine Platform for the travel and tourism industry. Pursuant to the amended intellectual property agreement, the fair value of consideration of $5,000,000 was settled with the issuance of a note payable for $5,000,000, the issuance of 2,000,000 common shares and a 5.0% royalty on revenue directly derived from the Integrated E-Commerce Travel Engine Platform.

In May 2009, the May 2008 amendment was cancelled pursuant to another amendment and all obligations under the May 2008 amendment were reversed. As a result, the $5,000,000 note payable was presented as an extinguishment of the debt to Dynamic Intelligence Inc. on the consolidated balance sheet as at December 31, 2008 with no gain or loss being reported in the consolidated statement of operations. Also, the 2,000,000 common shares were cancelled and $800,000 was recorded as additional consideration for the rescission of the agreement during the period ended December 31, 2009.

AIRLINE INTELLIGENCE SYSTEMS INC.
(A Development Stage Company)
Notes to Consolidated Financial Statements
For the years ended December 31, 2009, 2008 and 2007

8.     Notes payable – related party and related party transactions

Notes payable to Dynamic Intelligence Inc.
In 2006, the Company amended its license agreement with its controlling shareholder, Dynamic, as described in Note 7. In conjunction with this, amongst other things, the Company issued $4,000,000, 5%, unsecured notes payable. In 2007, the Company paid down the principal of the loan by $2,000,000.

In 2008, the Company amended its license agreement with its controlling shareholder, Dynamic, as described in Note 7. In conjunction with this, amongst other things, the Company issued and subsequently cancelled an additional $5,000,000, 5%, unsecured notes payable. As described in Note 5, the Company reduced the principal owing under this note when it assigned $422,000 in loans receivable from employees to Dynamic.

During the year ended December 31, 2009, a further reduction in principal in the amount of $800,000 was recorded as a contribution to additional paid in capital, as described in Note 7.

All interest in respect of the loan remains outstanding at December 31, 2009. Interest expense on this note was $55,567, $141,188 and $191,944 for the years ended December 31, 2009, 2008 and 2007, respectively.

Notes payable with detachable warrants
In 2008, the Company issued $2,582,090 one year, 8% notes payable to existing shareholders, executives, consultants and advisors to the Company, which are unsecured and have a detachable warrant with a strike price of $0.001 for every $5.00 of notes payable issued. Management estimated the fair value of each instrument separately and allocated the proceeds in accordance with the relative fair value method. The amount allocated to the warrants in accordance with this method was $1,534,260 during the year ended December 31, 2008. The notes payable have been recorded on the consolidated balance sheet net of the discount representing the allocation of the relative fair value to the warrant. The Company records interest in the consolidated statements of operations as the discounted note is accreted to its face value through maturity, in addition to recording an 8% interest charge. From January 2009 to February 2009, the Company issued an additional $723,550 (Dynamic - $698,600) 8%, unsecured notes payable with a total of 145,000 detachable warrants at a strike price of $0.001.  Management estimated the fair value of each instrument separately and allocated $127,342 to these warrants in accordance with the relative fair value method. The expense related to the discount on the

AIRLINE INTELLIGENCE SYSTEMS INC.
(A Development Stage Company)
Notes to Consolidated Financial Statements
For the years ended December 31, 2009, 2008 and 2007

8.   Notes payable – related party and related party transactions (continued)

8% notes payable using the interest method was $1,392,764 and $264,449, for 2009 and 2008 respectively.

In 2009, the Company provided an option to the holders of 8% notes payable to convert these debt instruments into common shares at an issuance price of $0.75 per common share in exchange for the outstanding debt plus accrued and unpaid interest. During the year ended December 31, 2009, an amount of $1,734,327 representing principle and accrued interest on 8% notes payable were converted into 2,312,437 common shares at $0.75 per share. The 8% notes payable, including Dynamic’s portion, are senior in the security ranking to the notes payable issued to Dynamic Intelligence Inc. issued in 2006.

As at December 31, 2009, $1,618,750 (2008: $2,552,076) of 8% notes were issued and outstanding; including $1,199,000 to Dynamic (2008: $499,000).  In addition, interest expense representing the coupon was $107,043 and $65,677, for 2009 and 2008 respectively.  The 8% notes payable are subject to an early repayment provision should the Company raise in excess of $7.5 million following the issuance of the notes.

During the year ended December 31, 2009,  the Company issued $2,410,000 in 5% unsecured notes that mature within various dates throughout 2009 along with a total of 7,386,666 in detachable warrants with a strike price of $0.001. Management estimated the fair value of each instrument separately and allocated $960,818 to the warrants in accordance with the relative fair value method. The Company records interest in the consolidated statements of operations as the discounted note is accreted to its face value through maturity, in addition to recording a 5% interest charge. The expense related to the discount on the notes payable using the interest method was $960,818 in 2009. Interest expense representing the coupon was $56,625 in 2009.

The Company also entered into a bond agreement during 2009 with a third party to provide a guarantee of notes to be issued by the Company. Under this bond, the Company issued $150,000 of notes bearing interest of 18%, maturing in August 2010. These notes also included a total of 300,000 common stock warrants with a strike price of $0.001 and fair value of $39,894. Pursuant to guarantee agreement, the Company is required to set aside in a separate bank account of 5% of all the future funds raised in excess of $1,000,000. As at December 31, 2009, the restricted amount under this bond agreement was $64,000.

AIRLINE INTELLIGENCE SYSTEMS INC.
(A Development Stage Company)
Notes to Consolidated Financial Statements
For the years ended December 31, 2009, 2008 and 2007

8.   Notes payable – related party and related party transactions (continued)

In October 2009, the Company entered into a forbearance agreement to extend the maturity of debt to September 30, 2010 with certain debt holders whom collectively hold $3,647,500 of debt and accrued interest. In exchange for extending the described debt, the Company issued 3,647,500 warrants with an exercise price of $0.001 each, which expire at the earlier of a public listing, a corporate reorganization or specified expiry dates that range for the period from 2009 to 2014. The forbearance agreements were treated as a modification of the debt and accordingly the associated fees, representing the fair value of the warrants issued by the Company to the creditors, have been recorded as a discount on the debt and amortized over the new term to maturity with an additional charge to interest expense calculated in accordance with the interest method.

In 2009, the Company has received an additional $45,000 consisting of two unsecured, non-interest bearing demand loans from shareholders with no fixed terms of repayment.

9.       Equipment loan payable

The Company has a five year non-interest bearing secured vehicle loan. At December 31, 2009, $7,582 was outstanding; monthly payments under the loan are $478. Future minimum payments are as follows:

Year ending December 31,

2010	$5,740
2011	1,842
Thereafter	-
$7,582

AIRLINE INTELLIGENCE SYSTEMS INC.
(A Development Stage Company)
Notes to Consolidated Financial Statements
For the years ended December 31, 2009, 2008 and 2007

10.     Lease obligations, commitments and Contingencies

    (A) Lease obligations

The Company leases office space in Kirkland, Washington and Toronto, due to expire on October 2012 and May 2014 respectively. Total lease expense for the years ended 2009, 2008 and 2007 was $821,955, $852,416 and $495,978, respectively. The Company has been in arrears/default under the Kirkland lease agreement since November 2009. As described in Note 4, the Company has restricted cash that the landlord may draw upon at any time at their sole discretion to remedy the arrears rent. At this time, the landlord has not drawn on the restricted cash nor has the landlord provided notice that they intend to do so.

In May 2009, the Company extended the lease for its Toronto office space for 5 years. The lease provided for three months free rent at the inception of the lease.

The Company also leases photocopiers, computer equipment and an apartment, expiring at various dates from 2010 to 2014.

The total future minimum lease payments by year for all operating leases are as follows:

Lease obligations

December 31,	Total

2010	$737,010
2011	733,399
2012	610,744
2013	99,031
2014	44,364
Thereafter	-
$2,224,549

    (B) Commitments

The Company has a contractual obligation to pay a third party 2% of all revenue under its single customer contract for three years from signing. No amounts were owing under this agreement as at December 31, 2009 and 2008.

AIRLINE INTELLIGENCE SYSTEMS INC.
(A Development Stage Company)
Notes to Consolidated Financial Statements
For the years ended December 31, 2009, 2008 and 2007

10.           Lease obligations, commitments and Contingencies (continued)

    (C) Contingencies

There are no outstanding judgments against the Company or any consent decrees or injunctions to which the Company is subject or by which its assets are bound and there are no claims, proceedings, actions or lawsuits in existence, or to the Company’s knowledge threatened or asserted, against the Company or with respect to any of the assets of the Company that would materially and adversely affect the business, property or financial condition of the Company, including but not limited to environmental actions or claims. However, from time to time, is involved in various lawsuits and legal proceedings which arise in the ordinary course of business.  Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

An employee terminated in 2009, is claiming that she was wrongfully dismissed and is seeking damages. The Company believes that it has complied with law in completing her termination. As such the Company believes that her claim is without merit.

11.           Unearned revenue

The Company entered into a contract with its single customer in June 2007, wherein the customer provided the Company with a $1,000,000 signing fee. The Company has deferred recognition of revenue for this signing fee until customer acceptance of its product is obtained. The customer or the Company may cancel the contract at anytime. There is no certainty that the customer will accept that Company’s product or that the company will deliver a working product for the customer.

12.           Shareholders’ equity

The authorized capital of the Company consisted of: (i) 500,000,000 common shares, 88,720,262 shares of which were issued and outstanding at December 31, 2009 and (ii) 5,000,000 shares of preferred stock of the Company, 2,400,000 of which have been designated as Series A Preferred Stock (“Series A Preferred”), 2,329,905 of which were issued and outstanding at December 31, 2009.

AIRLINE INTELLIGENCE SYSTEMS INC.
(A Development Stage Company)
Notes to Consolidated Financial Statements
For the years ended December 31, 2009, 2008 and 2007

12.           Shareholders’ equity (continued)

2005 Shareholder Transactions

Issuance of Common Shares for Cash

From the date of inception, December 7, 2005 to December 31, 2005, the Company issued 1,370,720 common shares for $0.25 per common share and received total proceeds of $342,680.

Issuance of Common Shares for Intellectual Property from a related party

On December 9, 2005, 20,000,000 common shares were issued to Dynamic Intelligence Inc. pursuant to the Intellectual Property Agreement.

2006 Shareholder Transactions

Issuance of Common Shares for Cash

From January 1, 2006 to March 9, 2006, the Company issued 730,000 common shares for $0.25 per share and received total proceeds of $182,500.

From March 10, 2006 to October 26, 2006, the Company issued 5,523,800 common shares for $0.50 per share and received total proceeds of $2,761,900.

From October 27, 2006 to December 31, 2006, the Company issued 553,000 common shares for $1.00 per common share and received total proceeds of $553,000.

Issuance of Common Shares for Intellectual Property from a related party

On October 11, 2006, 8,000,000 common shares were issued to Dynamic Intelligence Inc., pursuant to the Intellectual Property Agreement, as amended.

Issuance of Common Shares upon the exercise of stock options.

In 2006, the Company issued 170,000 shares pursuant to the exercise of stock options for total proceeds of $42,500.

AIRLINE INTELLIGENCE SYSTEMS INC.
(A Development Stage Company)
Notes to Consolidated Financial Statements
For the years ended December 31, 2009, 2008 and 2007

12.           Shareholders’ equity (continued)

2007 Shareholder Transactions

Issuance of Common Shares for Cash

From March 1, 2007 to June 7, 2007, the Company issued 5,982,400 common shares for $1.00 per share and received total proceeds of $5,982,400.

From September 7, 2007 to December 31, 2007, the Company issued 558,500 common shares for $5.00 per share and received total proceeds of $2,792,500.

2008 Shareholder Transactions

Issuance of Common Shares for Cash

From February 6, 2008 to May 13, 2008, the Company issued 1,581,366 common shares for $5.00 per common share and received total proceeds of $7,906,830. From May 23, 2008 to May 28, 2008, the Company issued 108,363 common shares for $5.00 per common share and received total proceeds of $541,815.

Issuance of Common Shares for Intellectual Property from a related party

In May 2008, 2,000,000 common shares were issued to Dynamic, pursuant to the Intellectual Property Agreement, as amended. The shares were returned as cancelled in 2009 pursuant to the cancellation of the further amendment.

AIRLINE INTELLIGENCE SYSTEMS INC.
(A Development Stage Company)
Notes to Consolidated Financial Statements
For the years ended December 31, 2009, 2008 and 2007

12.           Shareholders’ equity (continued)

2008 Shareholder Transactions (Contd.)

Series A Preferred Stock

In 2008, the Company declared a dividend on its common shares in the form of the issuance of 2,329,905 Series A preferred shares to each record holder of common shares as of May 30, 2008. For each 20 common shares then-held by such holder the holder is entitled to one preferred share. The preferred shares (1) entitle the holder thereof to four hundred (400) votes on all matters submitted to a vote of the stockholders of the Company; (2) are not convertible into common shares; (3) may not be transferred except in accordance with applicable Securities Laws; (4) may be redeemed by the Company at any time for a per share redemption price of $0.001; (5) has a liquidation preference of $0.001 per share; and (6) other than with respect to such liquidation preference, does not share in the assets of the Company upon a liquidation.  Other than voting and liquidation rights, the Series A preferred shares have no other material rights or preferences and have nominal economic value.

Issuance of Common Shares upon the exercise of stock options.

In May 2008, the Company issued 20,000 common shares upon the exercise of options and received total proceeds of $20,000.

Stock Warrants

In the fourth quarter of 2008, the Company authorized 700,000 common shares to be reserved for issuance pursuant to the potential exercise of warrants to purchase common shares pursuant to the Company’s closed offering of up to $3,500,000 in aggregate principal amount of indebtedness. As at December 31, 2008 511,420 common share warrants were issued of which 31,020 were converted to common shares, leaving in 480,400 outstanding. During the first quarter of 2009, an additional 145,000 warrants were issued in conjunction with an increase in the notes payable of $725,000.

AIRLINE INTELLIGENCE SYSTEMS INC.
(A Development Stage Company)
Notes to Consolidated Financial Statements
For the years ended December 31, 2009, 2008 and 2007

12.           Shareholders’ equity (continued)

2008 Shareholder Transactions (Contd.)

Shareholder Side Agreement

The Company entered into a contractual agreement (the “Side Letter”), dated February 15, 2008 with Merus Capital I LP (“Merus”) in connection with a certain purchase by Merus of Company common shares (“Shares”) whereby Merus obtains the contractual right to: (i) access to the Company’s books and records; (ii) notice of certain transfers of the Company’s common stock (“Transfers”); (iii) the right to participate in such Transfers; (iv) the right to participate in future offerings, if any, of the Company’s preferred stock and (v) anti-dilution protection regarding certain shares issuances by the Company.  The Side Letter terminates the earlier of: (a) Merus holding less than 500,000 common shares of the Company; (b) immediately prior to the Company completing an initial public offering; (c) the date the Company first becomes subject to reporting requirements under Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended; and (d) a reorganization, merger or consolidation of the Company or a sale, lease or other disposition of all or substantially all of the assets of the Company pursuant to which the Company receives cash or publicly tradable securities in exchange for the Shares. Pursuant to this Side Agreement, Merus were issued 3,000,000 common share warrants of the Company at nominal consideration for anti-dilution. The Company is not required to issue any further warrants in the future in respect of the anti-dilution clause contained in this Side Letter.

AIRLINE INTELLIGENCE SYSTEMS INC.
(A Development Stage Company)
Notes to Consolidated Financial Statements
For the years ended December 31, 2009, 2008 and 2007

12.           Shareholders’ equity (continued)

2009 Shareholder Transactions

Issuances of Common Shares for Cash

From January 2009 to June 2009, the Company issued 576,666 common shares at $0.75 per share for total consideration of $ 432,500 of which $432,500 was received in cash.

From September 2009 to December 2009, the Company issued 15,328,760 common shares at $0.10 per share for total consideration of $1,532,876 of which $1,333,466 was received in cash and $199,410 was received in services.

From October 2009 to December 2009, the Company offered for sale shares to potential investors at $0.25 per share. Under this program the Company issued 4,148,065 common shares for total consideration of $1,037,016 of which $725,000 was received in cash and $312,016 was received in services.

Issuance of Common Shares in Exchange for Notes Payable

In March 2009, the Company offered holders of 8% notes payable the right to exchange their debt for common stock at the then market value of $0.75 per share. From March 2009 to May 2009, $1,734,328 of note holders opted into this program and the Company issued 2,312,437 Common shares.

Issuance of Common Shares pursuant to ant-dilution agreements

In 2009, the Company reserved 6,744,687 common shares for the issuance of common share warrants. The warrants were issued to all common shareholders who previously acquired common stock in excess of $1.25 per share. All warrants are converted to common shares as at December 31, 2009.

AIRLINE INTELLIGENCE SYSTEMS INC.
(A Development Stage Company)
Notes to Consolidated Financial Statements
For the years ended December 31, 2009, 2008 and 2007

12.           Shareholders’ equity (continued)

Issuance of Common Shares to management and consultants for services

In April 2009, the Company reserved 4,500,000 common shares for restricted stock awards. The common shares were granted to management and consultants for services rendered. In respect of 3,500,000 shares, 50% of such common shares vested on April 7, 2009 with 5% vesting at the end of each month commencing at the end of April 2009. In respect of the remaining 1,000,000 shares all such shares on vested June 6, 2009. The Company valued these share at the market value of $0.75 per share and recorded additional stock based compensation expense in the statement of operations of $3,219,482.

In October 2009, the Company issued 5,000,000 common shares. The common shares were granted to consultants, directors, and management for services rendered. The Company valued these share at market value of $0.10 per share and recorded a additional stock based compensation expense in the statement of operations of $500,000.

Cancellation of Common Shares pursuant to rescission of amended Intellectual Property Agreement

In 2009, the Company cancelled 2,000,000 common shares previously issued to Dynamic in conjunction with the rescission of the amendment of the Intellectual Property Agreement dated in May 2008, as described in Note 7.

Common Shares reserved for Issuance of Common Stock Warrants

In 2009, the Company reserved 11,290,586 common shares for the issuance of common stock warrants. The warrants were issued in conjunction with the raising of short term notes totaling $5,867,100. These warrants have a strike price of $0.001 and expire at the earlier of a public listing, and a corporate reorganization.

AIRLINE INTELLIGENCE SYSTEMS INC.
(A Development Stage Company)
Notes to Consolidated Financial Statements
For the years ended December 31, 2009, 2008 and 2007

12.           Shareholders’ equity (continued)

Exchange Right Agreement

The Company and Merus Capital I, L.P. (“Merus”) entered into an exchange right agreement (the “Agreement”), whereby Merus provided funding to the Company in exchange for, amongst other things, a right in liquidation for Merus to exchange common shares held by Merus at the time of the conversion (“Merus Securities”) into an unsecured promissory note with aggregate principle up to $5,000,000 paying interest at a rate of 5.00% per annum.  The term of the Agreement is the earlier of: (i) 36 months following a Going Public Transaction (as defined in the Agreement); (ii) Merus receiving the Note after exercising their rights under the Agreement; and (iii) Merus transferring any of the Merus Securities without the prior authorization of the Company. Management has reviewed the terms of the exchange right agreement and has determined that permanent equity classification is appropriate because all conditions under which the exchange right could be enforced are solely within the control of the Company.

AIRLINE INTELLIGENCE SYSTEMS INC.
(A Development Stage Company)
Notes to Consolidated Financial Statements
For the years ended December 31, 2009, 2008 and 2007

13.      Income taxes

The Company has made no provision for income taxes for the years ended December 31, 2009, 2008 and 2007 as the Company has incurred net losses. Based on statutory rates, the Company’s expected income tax benefit based on the accounting loss for the years ended December 31, 2009, 2008and 2007would be approximately $6,056,135, $5,607,509, and $8,363,537, respectively.

The deferred tax consequences of temporary differences in reporting items for financial statement and income tax purposes are recognized, if appropriate. Realization of the future tax benefits related to the deferred tax assets is dependent on many factors, including the Company’s ability to generate taxable income within the net operating loss carry forward period. Management has considered these factors in reaching its conclusion as to the valuation allowance for financial reporting purposes.

The Company has accumulated net operating loss carry forwards, including losses of its subsidiaries, of approximately $30,521,000 (2009: $11,335,000, 2008: $11,944,000, 2007: $4,520,000, 2006: $2,657,000, 2005: 65,000) which are available to offset future taxable income, due to expire beginning 2025.  The realization of the future tax benefit is uncertain.  Accordingly, the Company has recorded a valuation allowance to reduce the deferred tax asset, which primarily consists of the net operating losses.

The nature and effects of the temporary differences that give rise to significant portions of the deferred income tax asset is as follows:

	December 31, 2009	December 31,2008
Deferred income tax asset	11,679,000	7,773,000
Valuation allowance	(11,679,000)	(7,773,000)

Net future income tax asset	$-	$-

AIRLINE INTELLIGENCE SYSTEMS INC.
(A Development Stage Company)
Notes to Consolidated Financial Statements
For the years ended December 31, 2009, 2008 and 2007

14.     Stock option plans

The Company has issued stock options to employees, consultants and advisors under two Stock Option Plans, (i) The 2005 Stock Option Plan and (ii) The 2008 Stock Option Plan. The Company has also issued Non-Plan stock options to certain consultants and advisors.

The Company’s 2005 Stock Option Plan, dated December 8, 2005 (as amended from time to time) has reserved 6,000,000 Common Shares for issuance and the Company’s 2008 Stock Option Plan, dated May 30, 2008, has reserved 5,000,000 Common Shares for issuance. Additionally, the Company has reserved 841,500 Common Shares for outstanding non-plan stock options.

The Board of Directors administers the Company’s Plans. The exercise prices of the options granted are determined by the Board of Directors and are generally established at the estimated market value of the Company’s common shares at the date of grant. The Board of Directors determines the term of each option, the number of shares for which each option is granted and the rate at which each option is exercisable. Options are granted with terms not to exceed five years under the 2005 Plan and 10 years under the 2008 Plan.

The fair value of each option award is estimated on the date of grant using a Black Scholes option pricing model using the assumptions as disclosed herein. The expected volatility is based on similar public entities for which share price information is available. The Company uses historical data to estimate option exercise and employee termination to determine the appropriate inputs to the model. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

For those option awards that have performance conditions, the fair value is estimated on the date of grant using the same model and assumes that performance goals will be achieved. If such goals are not met, no compensation cost is recognized and any recognized compensation cost is reversed. The inputs for expected volatility, expected dividends, and risk-free rate used in estimating those options’ fair value are the same as those noted for options granted without performance conditions.

AIRLINE INTELLIGENCE SYSTEMS INC.
(A Development Stage Company)
Notes to Consolidated Financial Statements
For the years ended December 31, 2009, 2008 and 2007

14.     Stock option plans (Contd.)

Stock Plan Curtailment/Modification in 2007

On June 11, 2007, the Company modified its 2005 Stock Option Plans to amend certain rights and obligations of the stock options plans. In accordance with FASB ASC 718 (SFAS 123R), the Company has accounted for these changes as a Plan Curtailment/Modification. To implement the change from an accounting standpoint, the Company is deemed to have effectively repurchased the original award and issued a new award at the time of the Plan Curtailment/Modification. Incremental compensation cost is measured as the excess, if any, of the fair value of the modified award over the fair value of the original award immediately before its terms are modified, measured based on the share price and other pertinent factors at that date. The modifications to the plan included amongst other things and allowed the following:

•	Right to exercise – the option holder now has the right to exercise the option after vesting (no longer dependent on a triggering event).
•	Stock-split – the options will now be automatically adjusted to reflect the impact of a stock-split or stock-consolidation.
•	Upon termination, the holder would has 90 days to make a decision to either exercise or forfeit any vested options; previously there was no timeline.
•	First right of refusal (terminated employees) – The Company has the first right of refusal to buy back the share of any terminated employees, executed at fair value.
•	First right of refusal (share transfers) – The Company has the first right of refusal to buy back the share of any proposed share transfers, executed at fair value.

In 2009, the Company undertook a re-pricing of stock options outstanding under the 2005 Employee stock Plan, the 2008 Employee stock option plan and with non-plan options, whether vested or unvested to the lessor of (i) $0.75 per option and the current and (ii) the current conversion price, provided the optionee had a continuing involvement with the Company at the time of the re-pricing. An amount of 2,208,750 options were re-priced from the various Stock Option Plans under this re-pricing.

In April 2009, the Company issued 2,285,000 of stock options with a strike price of $0.75 per share.

AIRLINE INTELLIGENCE SYSTEMS INC.
(A Development Stage Company)
Notes to Consolidated Financial Statements
For the years ended December 31, 2009, 2008 and 2007

14.     Stock option plans (Contd.)

In October 2009, the Company granted 1,825,000 stock options at a strike price of $0.10 per common share to management and advisors with vesting over key future performance milestones.

In December 2009, the Company undertook a re-pricing of stock options outstanding under the 2005 Employee stock Plan, the 2008 Employee stock option plan and with non-plan options, whether vested or unvested to the lessor of (i) $0.25 per option and the current and (ii) the current conversion price, provided the optionee had a continuing involvement with the Company at the time of the re-pricing. An amount of 4,091,500 options were re-priced from the various Stock Option Plans under this re-pricing.

The Company has recorded stock based compensation expense, relating to the stock options and restricted stock awards, of $5,799,309, $3,742,156 and $17,245,215 for the years ended December 31, 2009, 2008 and 2007, respectively.

AIRLINE INTELLIGENCE SYSTEMS INC.
(A Development Stage Company)
Notes to Consolidated Financial Statements
For the years ended December 31, 2009, 2008 and 2007

14.  Stock option plans (Contd.)

(A)                Consolidated Schedule of Stock Option Plans

A summary of the Company’s stock options from December 7, 2005 (inception) to December 31, 2009 is presented below:

	Shares under option	Weighted Average Exercise Price	Average Remaining Contractual Life (Years)	Weighted Average Grant Date Fair Value
Outstanding at December 7, 2005 (inception)
Granted	-	$-	-	$-
Exercised	-	$-	-	$-
Forfeited	-	$-	-	$-
Outstanding at December 31, 2005	-	$-	-	$-

Granted	2,443,750	$0.66	4.20	$0.17
Exercised	(85,000)	$0.50	-	$-
Forfeited	(187,500)	$0.97	-	$0.25
Outstanding at December 31, 2006	2,171,250	$0.64	4.20	$0.17
Exercisable at December 31, 2006	-	$-	-	$-

Granted - plan modification	4,230,000	$0.33	3.15	$4.61
Exchanged - plan modification	(2,171,250)	$0.64	-	$0.17
Granted	822,500	$2.74	4.53	$1.02
Exercised	-	$-	-	$-
Forfeited	(125,000)	$1.96	-	$0.51
Outstanding at December 31, 2007	4,927,500	$0.69	3.36	$4.09
Exercisable at December 31, 2007	3,572,250	$0.36	3.14	$4.54

Granted	2,760,250	$5.69	6.19	$1.65
Exercised	(20,000)	$1.00	-	$-
Forfeited	(349,000)	$1.98	-	$0.19
Outstanding at December 31, 2008	7,318,750	$2.53	4.60	$3.43
Exercisable at December 31, 2008	4,499,873	$0.51	1.88	$4.23

Granted	4,755,000	$0.25	9.48	$0.10
Exercised	-	$-	-	$-
Cancelled	(1,185,000)	$0.75	-	$1.04
Forfeited	(1,485,750)	$0.24	-	$1.94
Outstanding at December 31, 2009	9,403,000	$0.25	5.20	$2.18
Exercisable at December 31, 2009	6,144,331	$0.25	5.00	$2.54

AIRLINE INTELLIGENCE SYSTEMS INC.
(A Development Stage Company)
Notes to Consolidated Financial Statements
For the years ended December 31, 2009, 2008 and 2007

14.  Stock option plans (Contd.)

A summary of the status of the Company’s non-vested options from December 7, 2005 (inception) to December 31, 2009 is as follows:

Non-vested Options	Shares

Non-vested at December 31, 2006	2,171,250

Granted in 2007	5,052,500
Vested	(3,572,250)
Exchanged	(2,171,250)
Forfeited	(125,000)
Non-vested at December 31, 2007	1,355,250

Granted in 2008	2,760,250
Vested	(927,623)
Exercised	(20,000)
Forefeited	(349,000)
Non-vested at December 31, 2008	2,818,877

Granted in 2009	4,755,000
Vested	(1,644,458)
Exercised	-
Cancelled	(1,185,000)
Forefeited	(1,485,750)
Non-vested at December 31, 2009	3,258,669

The total fair value of stock options granted, to all employees and directors that vested during the year ended December 31, 2009, 2008 and 2007 was $617,612, $2,418,757 and $13,239,378 respectively. Since inception no employee stock options have been exercised. The intrinsic value of options outstanding and exercisable at December 31, 2009, 2008 and 2007 was $Nil, $1,079,969 and $16,575,240, respectively.

AIRLINE INTELLIGENCE SYSTEMS INC.
(A Development Stage Company)
Notes to Consolidated Financial Statements
For the years ended December 31, 2009, 2008 and 2007

14.  Stock option plans (Contd.)

(a) Employee and Director stock options:

Activity in the Company’s stock options granted to employees and directors from December 7, 2005 (inception) to December 31, 2009 was as follows:

	Options	Weighted Average
		Exercise Price

Outstanding, January 1, 2006	-	-
Granted	1,955,500	$0.67
Forfeited	(187,500)	$0.97
Exercised	-	$-

Outstanding, December 31, 2006	1,768,000	$0.64

Exercisable, December 31, 2006	-	$-

Granted - plan modification	3,423,500	$0.33
Exchanged - plan modification	(1,768,000)	$0.64
Granted	566,000	$2.43
Forfeited	(125,000)	$1.96
Exercised	-	$-

Outstanding, December 31, 2007	3,864,500	$0.58

Exercisable, December 31, 2007	2,674,500	$0.28

Granted	895,250	$6.54
Forfeited	(334,000)	$1.84
Exercised	-	$-

Outstanding, December 31, 2008	4,425,750	$1.70

Exercisable, December 31, 2008	3,103,083	$0.33

Granted	1,015,000	$0.26
Forfeited	(1,485,750)	$0.24
Exercised	-	$-

Outstanding, December 31, 2009	3,955,000	$0.25

Exercisable, December 31, 2009	3,133,166	$0.25

AIRLINE INTELLIGENCE SYSTEMS INC.
(A Development Stage Company)
Notes to Consolidated Financial Statements
For the years ended December 31, 2009, 2008 and 2007

14.  Stock option plans (Contd.)

The fair value of employees and directors stock options was estimated using the Black-Scholes option pricing model with the assumption that no dividends are to be paid on common shares, a weighted average volatility factor for the Company’s share price of 20% (2008 – 20%), a weighted average risk free interest rate of 2.5% (2008 – 4.5%) over an expected term of 5 years (5 years).

(b) Stock option to consultants:

The activity in the Company’s stock options granted to consultants from December 7, 2005 (inception) to December 31, 2009 were as follows:

	Options	Weighted Average
		Exercise Price

Outstanding, January 1, 2006	-	-
Granted	228,250	$0.64
Exercised	(25,000)	$0.50
Forfeited	-	$-
Outstanding, December 31, 2006	203,250	$0.66

Exercisable, December 31, 2006	-	$-

Granted - plan modification	406,500	$0.33
Exchanged - plan modification	(203,250)	$0.66
Granted	245,000	$3.42
Exercised	-	$-
Forfeited	-	$-

Outstanding, December 31, 2007	651,500	$1.08

Exercisable, December 31, 2007	486,250	$0.59

Granted	1,435,000	$5.37
Exercised	(20,000)	$1.00
Forfeited	(15,000)	$5.00

Outstanding, December 31, 2008	2,051,500	$4.21

Exercisable, December 31, 2008	935,290	$2.74

Granted	3,740,000	$0.25
Exercised	-	$-
Cancelled	(1,185,000)	$0.75

Outstanding, December 31, 2009	4,606,500	$0.25

Exercisable, December 31, 2009	2,549,665	$0.25

AIRLINE INTELLIGENCE SYSTEMS INC.
(A Development Stage Company)
Notes to Consolidated Financial Statements
For the years ended December 31, 2009, 2008 and 2007

14.     Stock option plans (Contd.)

The fair value of stock options granted to consultants was estimated using the Black-Scholes option pricing model with the assumption that no dividends are to be paid on common shares, a weighted average volatility factor for the company’s share price of 20% (2008 – 20%), a weighted average risk free interest rate of 2.5% (2008 – 4.5%) over an expected term of 5 years (2008 – 5 years).

During 2008, 20,000 of the consulting stock options were exercised for cash proceeds of $20,000. In 2007, no consulting stock options were exercised. In 2006, 25,000 (50,000 post split) of the consulting stock options were exercised for cash proceeds of $12,500. In 2005 no consulting stock options were exercised.

AIRLINE INTELLIGENCE SYSTEMS INC.
(A Development Stage Company)
Notes to Consolidated Financial Statements
For the years ended December 31, 2009, 2008 and 2007

14.  Stock option plans (Contd.)

(c)      Non plan options:

The activity in the Company’s stock options granted to consultants from December 7, 2005 (inception) to December 31, 2009 were as follows:

	Options	Weighted Average
		Exercise Price

Outstanding, January 1, 2006	-	-
Granted	260,000	$0.64
Forfeited	-	$-
Exercised	(60,000)	$0.50

Outstanding, December 31, 2006	200,000	$0.66

Exercisable, December 31, 2006	-	$-

Granted - plan modification	400,000	$0.32
Exchanged - plan modification	(200,000)	$0.66
Granted	11,500	$3.42
Forfeited	-	$-
Exercised	-	$-

Outstanding, December 31, 2007	411,500	$0.59

Exercisable, December 31, 2007	411,500	$0.59

Granted	430,000	$5.00
Forfeited	-	$-
Exercised	-	$-

Outstanding, December 31, 2008	841,500	$2.75

Exercisable, December 31, 2008	461,500	$0.89

Granted	-	$-
Forfeited	-	$-
Exercised	-	$-

Outstanding, December 31, 2009	841,500	$0.25

Exercisable, December 31, 2009	461,500	$0.25

AIRLINE INTELLIGENCE SYSTEMS INC.
(A Development Stage Company)
Notes to Consolidated Financial Statements
For the years ended December 31, 2009, 2008 and 2007

14.      Stock option plans (Contd.)

(c)      Non-plan options:

The fair value of the non-plan stock options was estimated using the Black-Scholes option pricing model with the assumption that no dividends are to be paid on common shares, a weighted average volatility factor for the company’s share price of 20.0%, a weighted average risk free interest rate of 4.5% over an expected term of 5 years.

In 2006, 60,000 (120,000 post split) of the non-plan stock options were exercised for cash proceeds of $30,500. In 2009, 2008, 2007 and 2005 no non plan stock options were exercised.

In 2006, the Company adopted a non-qualified stock option plan in connection with the engagement of Access Alternative Group S.A. as a consultant of the Company.  Since adoption, the plan provided for a grant of 450,000 non-qualified stock options for Access Alternative Group S.A.  As of December 31, 2008, there were options to purchase 450,000 shares (2007 – 400,000) outstanding, 400,000 were fully vested (2007 – 400,000). No options were exercised; vesting is at the sole discretion of the Board of Directors.

In 2006, the Company adopted a non-qualified stock option plan in connection with the engagement of Interior Expressions Inc. as a consultant of the Company.  The plan provided for a grant of 60,000 non-qualified stock options for Interior Expressions Inc.  In 2007, the options to purchase the 60,000 shares were exercised and common shares were issued.

In 2007, the Company adopted a non-qualified stock option plan in connection with the engagement of Investcan Inc. as a consultant of the Company.  The plan provided for a grant of 7,500 non-qualified stock options.  As of December 31, 2008, there were options to purchase 7,500 outstanding and fully vested (2007 – 7,500). No options have been exercised and no stock options remain unvested.

In 2007, the Company adopted a non-qualified stock option plan in connection with the engagement of WSFP, LLC. as a consultant of the Company.  The plan provided for a grant of 4,000 non-qualified stock options.  As of December 31, 2008, there were options to purchase 4,000 outstanding and fully vested (2007 – 4,000). No options have been exercised and no stock options remain unvested.

AIRLINE INTELLIGENCE SYSTEMS INC.
(A Development Stage Company)
Notes to Consolidated Financial Statements
For the years ended December 31, 2009, 2008 and 2007

14.     Stock option plans (Contd.)

(c)      Non plan options:

In 2008, the Company adopted a non-qualified stock option plan in connection with the engagement of Mr. Melman as a consultant of the Company.  The plan provided for a grant of 300,000 non-qualified stock options.  As of December 31, 2008, there were options to purchase 300,000 outstanding and unvested. Vesting is linked to specific future events.

In 2008, the Company adopted a non-qualified stock option plan in connection with the engagement of Mr. Spring as a consultant of the Company.  The plan provided for a grant of 80,000 non-qualified stock options.  As of December 31, 2008, there were options to purchase 80,000 outstanding and unvested.

15.    Financial instruments

The Company, as part of its operations, carries a number of financial instruments. It is management’s opinion that the Company is not exposed to significant interest, credit or currency risks arising from these financial instruments except as otherwise disclosed.

The Company’s financial instruments, including cash and short term deposits, accounts payable and accrued liabilities are carried at values that approximate their fair values due to their relatively short maturity periods.

16.    Subsequent Events

(A) Common shares

From January 1, 2010 to February 28, 2010, the Company issued 1,860,000 common shares for $0.25 per share and received total proceeds of $465,000.

From March 1, 2010 to March 19, 2010, the Company issued 7,121,935 common shares for  $0.10 per share and received total proceeds of $410,000 and subscription receipts of $302,193.50.

AIRLINE INTELLIGENCE SYSTEMS INC.
(A Development Stage Company)
Notes to Consolidated Financial Statements
For the years ended December 31, 2009, 2008 and 2007

16.    Subsequent Events (continued)

(B) Reverse Merger

On about March 19, 2010, the Company acquired through a share exchange reverse merger Wolf Resources, Inc. (“Wolf”). Wolf is presently, a non-operating Company registered with the Securities and Exchange Commission (“SEC”) and list on the Over The Counter Bulletin Board (“OTCBB”) in the United States.

In exchange for all of the common shares and preferred shares of the Company, the Company’s shareholders acquired from Wolf 116,250,000 shares common stock of Wolf, subject to an increase in Wolf’s authorized common stock, which represents approximately 75% of the issued and outstanding common stock of Wolf on a fully diluted basis and 2,329,905 preferred stock, which represents approximately 100% of the issued and outstanding preferred stock of Wolf, following the cancellation of 34,488,000 shares of Common Stock of Wolf.

Upon Closing, the Company became a wholly-owned subsidiary of Wolf. The directors of Wolf and the Company have approved the Share Exchange Agreement and the transactions contemplated under the Share Exchange Agreement. The Board of Wolf has resigned their positions and the Board of Directors of the Company, has assumed the directorships of Wolf.

The Company will account for the merger as a reverse merger, in this scenario, the financial results of the Company will be reported on a historical as if the Company had acquired Wolf.

(C) Creditor Forbearance

The Company owes $1,425,317 to certain parties that are past due since 2008 and 2009. The parties have agreed to standstill and forbear the amounts owing provided that the Company agree to repay the amounts owed on the following basis: 15% of all monies raised by the Company subsequent to February 11, 2010 shall be set aside for the repayment of the debt until fully repaid. The Board of Directors of the Company has agreed to the repayment terms and authorized same. Such obligations shall also become obligations of any public company that results after the reverse merger the Company is completing with Wolf Resources, Inc.

AIRLINE INTELLIGENCE SYSTEMS INC.
(A Development Stage Company)
Notes to Consolidated Financial Statements
For the years ended December 31, 2009, 2008 and 2007

16.     Subsequent Events (continued)

(D) Issuance of stock options

The Company issued 5,055,000 options to employees and consultants with a strike price of $0.25, vesting over various dates. These options shall immediately vest upon a change of control of the Company.

(E) Issuance of common stock upon exercise of warrants

The Company issued 2,841,671 common shares to warrants holders for the gross proceeds of $ 2,876 and 6,000 warrants expired upon go public event described in (B) above.